Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated, 5 November 2010, with respect to the financial statements of Mission NewEnergy Limited and Controlled Entities contained in the Registration Statement and Prospectus.  We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON AUDIT PTY LTD

Perth, Western Australia
Australia
5 November 2010